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                                                                 Exhibit 10.31

                     CUMMINGS PROPERTIES MANAGEMENT, INC.
                              STANDARD FORM

                          AMENDMENT TO LEASE #2

     In connection with a lease currently in effect between the parties of 52-D Cummings Park, Woburn, Massachusetts, executed on February 23, 1998 and terminating February 28, 2003, and in consideration of the mutual benefits to be derived herefrom, Cummings Properties Management, Inc., LESSOR, and Wholesale Telecom & Electric Corporation, LESSEE, hereby agree to amend said lease as follows:

1. Notwithstanding the provisions of Section 5 to the contrary, LESSEE and not LESSOR shall pay all charges for utilities used on the leased premises, including electricity, gas, oil, water and sewer, LESSEE shall pay the utility provider or LESSOR, as applicable, for all such utility charges as determined by separate meters serving the leased premises and/or as a proportionate share of the utility charges for the building if not separately metered. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building.

2. The parties acknowledge and agree that a portion of the adjacent suite, 52-A Cummings Park shares HVAC with the leased premises. LESSEE shall pay all charges for electricity and gas for operation of the HVAC serving said portion.

3. LESSOR, at a total charge to LESSEE of $350.00, to be paid upon LESSEE's execution of this amendment, shall supply and install a low ambient package on the HVAC unit serving the leased premises.

4. Etility.com (a DE corp.) is hereby added as LESSEE in addition to Wholesale Telecom & Electric Corporation. "LESSEE" as used in the lease, including any amendment thereto, shall refer to both corporations, and their responsibility shall be joint and several pursuant to Section 30 of the lease.



     All other terms, conditions and covenants of the present lease shall continue to apply except that adjusted base rent shall be decreased by $4,787.50 annually, from a total of $30,544.00 to a new annual total of $25,756.50 or $2,146.37 per month. Annual base rent for purposes of computing any future escalations thereon shall be $25,756.50. This amendment shall be effective December 15, 1998 and shall continue through the balance of the lease and any extensions thereof unless further modified by written amendment(s).

In Witness Whereof, LESSOR and LESSEE have hereunto set their hands and common seals this 23rd day of December, 1998.

LESSOR:  CUMMINGS PROPERTIES                    LESSEE:  WHOLESALE TELECOM &
         MANAGEMENT, INC.                                ELECTRIC CORPORATION


By:      /s/ Douglas Stephens                   By:   /s/ Patrick Moran, VP
   --------------------------------                ----------------------------
            Executive Vice President                Patrick Moran, V.P.


                                                LESSEE:  ETILITY.COM


                                                By:  /s/ Patrick Moran, VP
                                                   ----------------------------
                                                   Patrick Moran, V.P.